PARTICIPATION AGREEMENT

SMOKY AREA, ALBERTA

THIS AGREEMENT made as of the 21st day of November, 2001.

AMONG:

OLYMPIA ENERGY INC., a body corporate having an office in the City of Calgary, in the Province of Alberta,

(hereinafter referred to as "Olympia")

OF THE FIRST PART

- and -

NATION ENERGY INC., a body corporate having an office in the City of Vancouver, in the Province of British Columbia,

(hereinafter referred to as "Nation" or "Participant")

OF THE SECOND PART

WHEREAS Olympia Energy Inc. entered into a Farmin Agreement with AEC Oil & Gas ("AEC") dated the 4th day of October, 2001 a Farmin Agreement with Renata Resources Inc. ("Renata") dated the 10th day of October, 2001, and a Pooling and Participation Agreement with Birchill Resource Limited and Norglen Energy Corporation dated the 22nd day of October 2001 copies of which are attached hereto as Schedule "A" (hereinafter called the "Farmin Agreement") wherein AEC and Renata, (collectively "Farmor") gave Olympia the right to earn an interest in certain lands; and

WHEREAS Participant has agreed to participate with Olympia in the Farmin Agreement as if it were a party thereto and to earn an interest in the Farmout Lands pursuant to the earning terms provided hereunder; and

WHEREAS the parties desire to provide for a manner in which participation and operations will be conducted on the lands to be earned under the Farmin Agreement.

NOW THEREFORE this Agreement witnesseth that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set out, the parties hereto agree as follows:

1.         DEFINITIONS

In this Agreement, including the recitals, unless the context otherwise requires, the definitions contained in the Farmin Agreement shall apply hereto. In addition to such definitions in the Farmin Agreement, the following expressions shall have the respective meanings herein assigned to them, namely:

(a)    "the Farmout Lands", means the lands defined in the Farmin Agreement.

(b)    "the Title Documents", means those document(s) of title more particularly set forth and described in Schedule "A" of the Farmin Agreement attached hereto.

(c)    "Operator", means Olympia Energy Inc.

(d)    "Operating Procedure", means the 1997 Farmout & Royalty Procedure which elections are attached to the Farmin Agreement.

(e)    "Party", means a person, firm or corporation which is bound by this Agreement or the Farmin Agreement.

2.         INTERPRETATION

Whenever the singular or masculine or neuter is used herein, the same shall be construed as meaning plural or feminine or body politic or corporate and vice versa as the context requires.

3.         WARRANTY OF TITLE

Olympia warrants no better title to the Farmout Lands than has been conveyed to it pursuant to the terms of the Farmin Agreement.

If the interests of any party in the Farmout Lands is now or hereafter shall become encumbered by any royalty, production payment or other charges of a similar nature, other than the encumbrances set out in Schedule "A" hereto, such additional royalty, production payment or other charges shall be charged to and paid entirely by the party whose interest is or becomes thus encumbered.

4.         HELD IN TRUST

Olympia agrees that it shall hold and stand possessed of the interest of the Participant ("Participating Interests") in and to the Farmout Lands and the Title Documents, and Olympia shall hold such Participating Interests in trust for and on behalf of the Participant.

Olympia covenants and agrees that it will not sell, assign, transfer, convey, encumber or surrender the Title Documents or Farmout Lands insofar as affects or relates to the Participating Interests held in trust hereunder for Participant, except upon written instructions of Participant.

Olympia agrees that it will use its best efforts to transfer to Participant the Participating Interests that it is entitled to hereunder, to the extent legally possible, when requested to do so in writing and Olympia further agrees to execute any additional documents required to effect such transfer.

5.         COMMITMENT

Participant acknowledges that it has reviewed and is familiar with the Farmin Agreement attached hereto and agrees to abide by all the terms, conditions and obligations contained therein as though it were a party thereto. Participant shall assume the following share of earning obligations with respect to all terms and conditions of the Farmin Agreement:

Nation - an undivided 25.0% working interest

6.         EARNING

S:\Land\Smoky\112101 Nation Energy Participation Agr.doc

6.         EARNING

Providing Participant has participated with Olympia pursuant to the terms of the Farmin Agreement and has fulfilled its obligations with respect to Clause 5 hereof, then Participant shall have earned the following interest in the Farmout Lands:

In the Test Well Spacing Unit:

 Before Payout of Drill & Completion Costs              25%

 After Payout of Drill & Completion Costs               15%

In the balance of the Farmout Lands:                           15%

7.         AREA OF MUTUAL INTEREST

An area of mutual interest (AMI) shall be established to comprise all lands within one mile of the Farmout Lands and shall terminate one year after rig release of the Test Well drilled hereunder or one year from termination of this Agreement, whichever is the shorter. The interest of the Parties hereto in the AMI shall be:

Olympia et al	85.00%
Nation	15.00%

8.         ASSIGNMENT

Participant shall not, prior to earning its interests hereunder, assign this Agreement in whole or in part without the written consent of Olympia, consent not to be unreasonably withheld. Notwithstanding any such assignment by Participant, Olympia may look to Participant for full performance of any duties and obligations required to be carried out by Participant under this Agreement.

Upon and after earning under this Agreement the Participant shall be entitled to transfer, sell, assign, convey or set over unto any person, firm or corporation all or any part of its interests in the Farmout Lands and/or the Title Documents, but no such transfer, sale, assignment, conveyance or setting over shall operate to relieve such Participant from any of its obligations hereunder unless the party to which such interest is conveyed shall, to the extent of the interest conveyed, assume and agree with Olympia to perform and be bound by all the terms of this Agreement and upon doing so the Participant shall thereupon be released from all obligations thereafter accruing hereunder with respect to the interest so conveyed.

9.         ENCUMBRANCES

The Lands are currently unencumbered save for Crown Lessor Royalties and the gross overriding royalty provided for in the Farmin Agreement, and Olympia warrants and represents no better title to the Lands than as provided for in the Farmin Agreement.

S:\Land\Smoky\112101 Nation Energy Participation Agn.doc

10.       FARMOUT AND PARTICIPATION ACKNOWLEDGEMENT

The Participant agrees to be bound by all of the terms of the Farmin Agreement, mutatis mutandis, as to their Participating Interest.

Upon the parties having earned their interests, all subsequent operations on the Farmout Lands shall be governed pursuant to the terms of the Farmin Agreement.

11.       OPERATIONS

All operations as between Olympia and Participant during the interest earning phase of the Farmin Agreement and all subsequent joint operations shall be governed by the terms of this Agreement, the Farmin Agreement, and the Farmout & Royalty Procedure attached thereto. Whenever there is a conflict between this Agreement and any Title Document, the terms and provisions of the Title Document shall prevail.

Notwithstanding any notice provisions in the Farmin Agreement and/or the Farmout & Royalty Procedure attached thereto, failure by Participant to fulfil its obligations during the interest earning phase of this Agreement, including, but not limited to, the advancement of funds under Cash Call provisions in the manner and schedule requested by the Operator shall constitute a default under this Agreement, with Participant being deemed to have failed to earn the interest provided hereunder and its right to earn such interest shall thereafter be at an end.

12.       ABANDONMENT

Olympia shall give immediate notice to Participant when the Earning Well has reached contract depth and the logs and tests preliminary to casing have been run. If Olympia elects to plug or abandon the well, Participant shall have a period of twenty-four (24) hours after receipt of notice of such election where there is a drilling rig on location, or in all other cases, 15 days following receipt of said notice to elect to takeover and complete the well and in the event Participant fails to reply to said notice in the time period provided herein Participant will have deemed to make the same election as Olympia. It shall be understood that if any Party elects to abandon the well, the Party wishing to complete the well shall proceed with such attempt and shall be entitled to acquire the interest of the non-participating Party in the well and associated spacing unit subject to the terms of this Agreement and the Farmin Agreement. The completing Party shall be responsible to the non-participating Party for the reimbursement for the estimated salvageable material and equipment placed in the well prior to the completion attempt. If the well is successfully completed for the production of petroleum substances, the non-participating Party shall assign to the completing Party all of its right, title and interest in and to the zone(s) so completed in the Test Well spacing unit. If the completion of the well as a producer is unsuccessful it shall be abandoned for the joint account but the non-participating Party shall not be liable for any extra costs of the abandonment incurred by reason of the completion attempt.

S:\Land\Smoky\112101 Nation Energy Participation Agr..doc

13.       INDEMNIFICATION

The Participant shall indemnify and save harmless Olympia from and against all actions, suits, costs, claims and demands whatsoever by any third party arising out of or resulting from any act or omission of the Participant, or its agents or employees, in respect to the operations proposed hereunder.

14.       LIABILITY

The Participant shall be liable for its Participating Interest share, as set forth in clause 5 hereof, of any costs arising from damages, suits, demands, claims, etc. made against Olympia and resulting from operations hereunder except where such damages, suits or claims are the direct result of gross negligence and wilful misconduct by Olympia in which case Olympia shall be solely liable for such action.

15.       CONFIDENTIAL INFORMATION

All information acquired by the Parties hereto as a result of any operations on the Farmout Lands shall be considered confidential and for their sole and exclusive use and benefit. Such information shall not be divulged to any party not a party hereto unless the Parties first agree in writing to the dissemination of such data and information.

16.       INSURANCE

In respect of the operations conducted hereunder the Participant shall pay for its proportionate share of any Insurance Provisions.

17.       NOTICES

Addresses for Notices shall be as follows:

Olympia Energy Inc.
2100, 500 - 4th Avenue S.W.
Calgary, Alberta T2P 2V6

Fax: (403)265-2726

Nation Energy Inc.
1320, 925 W. Georgia Street
Vancouver, British Columbia V6C 3L2

Fax: (604) 682-5564

S:\Land\Smoky\112101 Nation Energy Participation Agr.doc

18.       EFFECTIVE DATE

The effective date of this Agreement shall be deemed to be as of the effective date of the Farmin Agreement.

19.       MISCELLANEOUS

(a)   Each of the Parties hereto shall, from time to time and at all times hereafter, do such further acts and things and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

(b)   This Agreement shall enure to the benefit of and shall bind the Parties hereto and their respective successors and assigns.

(c)   The Parties hereto agree that this Agreement shall be for all purposes construed and interpreted according to the laws of the Province of Alberta and that the courts having jurisdiction with respect to matters relating to this Agreement shall be the courts of said Province, to the jurisdiction of which courts the Parties by their execution of this Agreement do hereby submit.

(d)   This Agreement supersedes all other agreements, documents, writings and verbal understandings amount the Parties relating to the Farmout Lands.

(e)   The liability of the Parties hereto shall be separate and not joint or collective, and each party shall be responsible only for its obligations as set out herein. It is not the purpose of this Agreement to create any partnership or joint venture relationship and neither this Agreement nor the operations hereunder shall be construed or considered as creating any such relationship.

(f)     Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed and delivered these presents as of the day and year first above written.

OLYMPIA ENERGY INC.		NATION ENERGY INC.
Per:	"Andy Kirby"	Per:	"Donald A. Sharpe"
	A.T. (Andy) Kirby Land Manager		D. Sharpe President

S:\Land\Smoky\112101 Nation Energy Participation Agr..doc

OLYMPIA
ENERGY INC.

SCHEDULE "A" TO A PARTICIPATION AGREEMENT DATED NOVEMBER 21, 2001
BETWEEN OLYMPIA ENERGY INC. AND NATION ENERGY INC.

DELIVERED

October 4, 2001

AEC Oil & Gas
3900,421 - 7th Avenue S.W.
Calgary, Alberta T2P 4K9

Attn:     Mr. Craig McClelland

Re:      Farmin Agreement
Twp 59 Rge 2 W6M
Smoky Area, Alberta

Further to our recent discussion, Olympia Energy Inc. ("Olympia") is prepared to commit to an earning test well based on the following terms and conditions:

In this Agreement, unless the context otherwise requires the definitions contained in Clause 1 of the 1997 Farmout and Royalty Procedure ("Farmout and Royalty Procedure") shall apply. In addition, the following terms shall have the meanings ascribed to them:

1.         Farmout Lands as described on Schedule "A" attached hereto and forming part of this proposal

2.         Farmor               AEC Oil & Gas
Farmee              Olympia Energy Inc.

3.         Effective Date  October 4, 2001

4.         Title and Encumbrances

Farmor does not warrant title to the Block A or Block B Farmout Lands (collectively "Farmout Lands") or agree to convey to Farmee any better title thereto than Farmor has as of the Effective Date. Farmor covenants only that it has complied with terms of the Title Documents to the extent necessary to keep them in force and has not, on or before the date of execution and delivery of this Agreement, received any notice of offset or default for the Farmout Lands which has not been remedied. Farmor also covenants that the Farmout Lands are unencumbered, except for the lessor royalty and the encumbrances as set forth in Schedule "A" and that Farmor has not made any agreement whereby anyone other than Farmee may acquire an interest in the Farmout Lands.

P.O. BOX 20059, CALGARY PLACE POSTAL OUTLET, CALGARY. ALBERTA T2P 4J2
2100, 500 - 4TH AVENUE S.W., CALGARY, ALBERTA T2P 2V6 TEL. (403) 265-2723 FAX (403) 265-2726

AEC Oil & Gas
October 4,2001

5.         Pooling

(a)   Subject to the approval of the other working interest owners in the Block A & Block B Farmout Lands and the Block C Lands, set forth in Schedule "A", Farmor agrees to pool its working interests in its P&NG rights underlying the Block A & Block B Farmout Lands with the P&NG rights underlying the Block C Lands. In the event the other working interest owners of the Block A and Block B Farmout Lands and the Block C Lands are agreeable to such pooling, the resultant Pooled Working Interests of all working interest owners in the Pooled Lands shall be:

AEC Oil & Gas	-	48.75%
Rio Alto Exploration Ltd.	-	26.25%
Birchill Resources Limited	-	12.50%
Rosetta Exploration Inc.	-	12.50%

(b)   In the event that the other working interest owners in the Block A & Block B Farmout Lands and the Block C Lands are not agreeable to the Pooling as contemplated in subclause 5(a) herein, then the Test Well to be drilled pursuant to Clause 7 herein shall be located upon the Block A Farmout Lands.

6.         Contract Depth

Contract Depth shall mean a depth sufficient to evaluate the Leduc formation or to a total depth of four thousand eight hundred (4800) metres subsurface, whichever first occurs.

7.         Commitment

Farmee shall, on or before November 13, 2001, at its sole cost, risk and expense and subject to surface access, rig availability and regulatory approval, spud a well ("Test Well") at a location of its choice on nine (9) contiguous sections pre-selected from the Farmout Lands ("Earning Block") for the recovery of petroleum substances. Farmee shall diligently and continuously drill the Test Well to Contract Depth and thereafter log and test, if applicable, any and all zones within the Farmout Lands or Pooled Lands, as the case may be, reasonably prospective of containing petroleum substances and thereafter, complete, cap or abandon the Test Well.

8.        Grouping and Validation of P&NG Licenses

Farmee shall, prior to spudding the Test Well, make application pursuant to Clause 10 of the Petroleum and Natural Gas Tenure Regulation to have the Test Well declared a "grouping well" for the validation of the P&NG Licences comprising the Block A & Block B Farmout Lands and the Block C Lands, in the event that the pooling as per Clause 5 is in effect, or for the validation of the P&NG Licences comprising the Block A & Block B Farmout Lands, if no such pooling is agreed to, into their intermediate terms.

S:\Land\Smokey\100301 AEC Letter.doc

AEC Oil & Gas
October 4, 2001

9.         Earning

Upon drilling the Test Well to Contract Depth, and upon testing, completing, capping or abandoning the Test Well in accordance with the Farmout and Royalty Procedure which is incorporated herein, with the elections and amendments as specified in Schedule "B" attached hereto, and provided Farmee is not in default hereunder, Farmee shall earn the following interest in the Earning Block of the Farmout Lands:

a)        100% of Farmor's pre-farmout working interest (or Pooled Working Interest in the event the pooling pursuant to Clause 5 is in effect) in the Earning Block of the Farmout Lands and Title Documents related thereto, subject to the reservation of the Lessor's royalty and a non-convertible gross overriding royalty of 10% on petroleum, natural gas and other leased substances calculated on 100% of production and paid on Farmor's pre-farmout working interest or Pooled Working Interest, as the case may be, (the "GOR"). The parties confirm that the royalty shall be subject to those deductions as allowed by the Crown and that all other terms of the Farmout and Royalty Procedure shall apply in respect of the GOR.

10.       Drilling of Substitute Well

(a)   If in the drilling of the Test Well, Farmee encounters operating difficulties (which shall not include lack of finances) or impenetrable formations that in Farmee's reasonable opinion make further drilling of the Test Well inadvisable, Farmee shall promptly notify Farmor of the problems so encountered and Farmee's intention to abandon the well.

Within thirty (30) days of receipt by Farmor of notification that the Test Well has been abandoned, Farmee may, subject to surface access, rig availability and regulatory approval, spud a substitute well at a location of its choice on the Farmout Lands. The substitute well shall be deemed to be the Test Well and all provisions of this Agreement which apply to the Test Well shall apply, mutatis mutandis, with the same force and effect to the substitute well.

(b)   Notwithstanding anything to the contrary contained herein, in the event Farmee has drilled the Test Well to at least 3000 metres of measured depth and encounters operating difficulties as set out above, whether or not Farmee elects to spud a substitute well, Farmee shall be deemed to have earned the interest as provided in Clause 9 herein to the base of the deepest formation fully penetrated, logged and tested by the drilling of the Test Well. In such an instance, the parties agree that all grouping/validation rights shall be applied to the Block A and Block B Farmout Lands.

Within one hundred and eighty (180) days of receipt by Farmor of notification that the drilling of the Test Well has been discontinued pursuant to this Clause 10(b), Farmee may, subject to surface access, rig availability and regulatory approval, elect to spud an additional well ("Second Test Well") at a location of its choice on the Farmout Lands and all provisions of this Agreement which apply to the Test Well as to earning in the rights below the base of the deepest formation fully penetrated by the Test Well shall apply, mutatis mutandis, with the same force and effect to the Second Test Well.  If Farmee does not elect to spud an additional well

S:\Land\Smokey\100301 AEC Letter.doc

AEC Oil & Gas
October 4, 2001

within the time frame, Farmee shall relinquish any further right to earn additional interests pursuant to this agreement.

11.       Indemnification by Farmee

Farmee shall indemnify Farmor against all actions, claims, costs, and demands, loss, damages and expenses which may be brought against or suffered by Farmor or which it may sustain, pay or incur by reason of any matter or thing arising out of or in any way attributable to the operations carried on by Farmee, its servants, agents or employees pursuant to this Agreement, except any actions, suits, claims, costs and demands, loss, damages and expenses sustained, paid or incurred or as a result of any act or omission of Farmor, its servant or its employees.

12.       Participants

Farmor acknowledges and agrees that Farmee has the right to bring other participants and partners into this agreement and the parties hereto further acknowledge and agree that Farmee may assign a portion of its earnable interests herein to such participants, provided however that Farmor need only look to Farmee for performance during the interest earning phase of this agreement. Farmee may release information to the participants on a confidential basis.

13.       Limitations Act

The two-year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, S.A. 1996 c. L-15.1, as amended, for any claim (as defined in that Act) arising in connection with this Agreement is extended to:

(a)   for claims disclosed by an audit, two years after the time this Agreement permitted that audit to be performed; or

(b)   for all other claims, four years.

14.      Seismic Data

With 5 business days of the Test Well penetrating the rights below the base of the Cardium formation, Olympia shall provide to Farmor, on a confidential basis, a copy of Olympia's proprietary seismic data associated with the Farmout Lands, for Farmor's use and benefit. Olympia shall retain all trading rights to all such seismic data provided herunder.

S:\Land\Smokey\100301 AEC Letter.doc

AEC Oil & Gas
October 4, 2001

These are the basic terms under which Olympia would pursue the acquisition of an interest in the Farmout Lands. If the foregoing meets with your acceptance, please so indicate by signing in the space provided and returning an executed copy to the attention of the undersigned. This offer is open for acceptance until 4:00 p.m. on October 5, 2001.

Yours truly,

OLYMPIA ENERGY INC.

"Andy Kirby"

'AT' (Andy) Kirby
Land Manger

ATK/Imb

Accepted and Agreed to this 5th
day of   October , 2001

AEC OIL & GAS

Per: "Craig McClelland"

Title: Landman

S:\Land\Smokey\100301 AEC Letter.doc

SCHEDULE "A" attached to and forming part of a Farmin Proposal dated October 4, 2001 among OLYMPIA ENERGY INC., as Farmee and AEC Oil & Gas, as Farmor

Alberta P&NG License #	Lands	Rights	AEC Working Interest
BLOCK A FARMOUT LANDS 5497110012	Twp 59 Rge 2 W6M Sections 2, 3, 10, 11, 14&15	All P&NG Rights Below base Cardium	Rio Alto - 35% AEC - 65%
BLOCK B FARMOUT LANDS Ptn. 5498010029	Twp 59 Rge 2 W6M Sections 4, 5, 8, 9, 16 & 17	All P&NG Rights Below base Cardium to base Winterburn	Rio Alto - 35% AEC - 65%
BLOCK C LANDS Ptn. 5498010029	Twp 59 Rge 2 W6M Sections 4, 5, 8, 9, 16 & 17	All P&NG Rights below base Winterburn	Birchill - 50% Rosetta - 50%

SCHEDULE "B" attached to and forming part of a Farmin Proposal dated October 4, 2001 among OLYMPIA ENERGY INC., as Farmee and AEC Oil & Gas, as Farmor

Farmout and Royalty Procedure Elections and Amendments

1.       Effective Date (Subclause 1.01 (f):      October 4, 2001

2.        Payout (Subclause 1.01 )(t):                Alternate     N/A

3.        Incorporation of Clauses from 1990 CAPL Operating Procedure (Clause 1.02):
i.           Insurance (311):         Alternate A ___     Alternate B      X

4.        Article 4.00 (Option Wells) will __/ will not _X__ apply:

5.        Article 5.00 (Overriding Royalty) will     X    / will not __ apply:

6.        Quantification of Overriding Royalty (Subclause 5.01 A):

i.          Crude Oil (a)   Alternate 1     10%
ii.          Other (b)         Alternate 1     10%

7.        Permitted Deductions (Subclause 5.04B, if applicable):       Alternate 1

8.        Article 6.00 (Conversion to Overriding Royalty will __/ will     X     not apply:

9.        Article 8.00 (Area of Mutual Interest) will __/ will     X     not apply:

10.     Reimbursement of Land Maintenance Cost (Clause 11.02) will __/ will not     X   apply:

OLYMPIA
ENERGY INC.

DELIVERED

October 10, 2001

Renata Resources Inc.
2500, 205 - 5th Avenue S.W. Calgary, Alberta T2P 2V7

Attn:    Mr. Bruce Tumbach

Re:      Farmin Agreement
Twp 59 Rge 2 W6M
Smoky Area, Alberta

Further to our recent discussion, Olympia Energy Inc. ("Olympia") is prepared to commit to an earning test well based on the following terms and conditions:

In this Agreement, unless the context otherwise requires the definitions contained in Clause 1 of the 1997 Farmout and Royalty Procedure ("Farmout and Royalty Procedure") shall apply. In addition, the following terms shall have the meanings ascribed to them:

1.         Farmout Lands as described on Schedule "A" attached hereto and forming part of this proposal

2.         Farmor               Renata Resources Inc.
Farmee              Olympia Energy Inc.

3.         Effective Date  October 10, 2001

4.         Title and Encumbrances

Farmor does not warrant title to the Block A or Block B Farmout Lands (collectively "Farmout Lands") or agree to convey to Farmee any better title thereto than Farmor has as of the Effective Date. Farmor covenants only that it has complied with terms of the Title Documents to the extent necessary to keep them in force and has not, on or before the date of execution and delivery of this Agreement, received any notice of offset or default for the Farmout Lands which has not been remedied. Farmor also covenants that the Farmout Lands are unencumbered, except for the lessor royalty and the encumbrances as set forth in Schedule "A" and that Farmor has not made any agreement whereby anyone other than Farmee may acquire an interest in the Farmout Lands.

P.O. BOX 20059, CALGARY PLACE POSTAL OUTLET, CALGARY, ALBERTA T2P 4J2
2100, 500 - 4TH AVENUE S.W., CALGARY, ALBERTA T2P 2V6 TEL. (403) 265-2723 FAX (403) 265-2726

Renata Resources Inc.
October 4, 2001

5.         Pooling

(a)  Subject to the approval of the other working interest owners in the Block A & Block B Farmout Lands and the Block C Lands as set forth in Schedule "A", Farmor agrees to pool its working interests in the P&NG rights below the base of the Cardium formation underlying the Block A & Block B Farmout Lands with the P&NG rights underlying the Block C Lands. In the event the other working interest owners of the Block A and Block B Farmout Lands and the Block C Lands are agreeable to such pooling, the resultant Pooled Working Interests of all working interest owners in the Pooled Lands shall be:

AEC Oil & Gas	-	48.75%
Renata Resources Inc.	-	26.25%
Birchill Resources Limited	-	12.50%
Rosetta Exploration Inc.	-	12.50%

(b)  In the event that the other working interest owners in the Block A & Block B Farmout Lands and the Block C Lands are not agreeable to the Pooling as contemplated in subclause 5(a) herein, then the Test Well to be drilled pursuant to Clause 7 herein shall be located upon the Block A Farmout Lands.

6.         Contract Depth

Contract Depth shall mean a depth sufficient to evaluate the Leduc formation or to a total depth of four thousand eight hundred (4800) metres subsurface, whichever first occurs.

7.         Commitment

Farmee shall, on or before November 13, 2001, at its sole cost, risk and expense and subject to surface access, rig availability and regulatory approval, spud a well ("Test Well") at a location of its choice on nine (9) contiguous sections pre-selected from the Farmout Lands ("Earning Block") for the recovery of petroleum substances. Farmee shall diligently and continuously drill the Test Well to Contract Depth and thereafter log and test, if applicable, any and all zones within the Farmout Lands or Pooled Lands, as the case may be, reasonably prospective of containing petroleum substances and thereafter, complete, cap or abandon the Test Well.

8.        Grouping and Validation of P&NG Licenses

Farmee shall, prior to spudding the Test Well, make application pursuant to Clause 10 of the Petroleum and Natural Gas Tenure Regulation to have the Test Well declared a "grouping well" for the validation of the P&NG Licences comprising the Block A & Block B Farmout Lands and the Block C Lands, in the event that the pooling as per Clause 5 is in effect, or for the validation of the P&NG Licences comprising the Block A & Block B Farmout Lands, if no such pooling is agreed to, into their intermediate terms.

S:\Land\Smoky\100401 Rio Alto Letter-2.doc

Renata Resources Inc.
October 4, 2001

9.         Earning

Upon drilling the Test Well to Contract Depth, and upon testing, completing, capping or abandoning the Test Well in accordance with the Farmout and Royalty Procedure which is incorporated herein, with the elections and amendments as specified in Schedule "B" attached hereto, and provided Farmee is not in default hereunder, Farmee shall earn the following interest in the Earning Block of the Farmout Lands:

a)        100% of Farmor's pre-farmout working interest (or Pooled Working Interest in the event the pooling pursuant to Clause 5 is in effect) in the Earning Block of the Farmout Lands and Title Documents related thereto, subject to the reservation of the Lessor's royalty and a non-convertible gross overriding royalty of 10% on petroleum, natural gas and other leased substances calculated on 100% of production and paid on Farmor's pre-farmout working interest or Pooled Working Interest, as the case may be, (the "GOR"). The parties confirm that the royalty shall be subject to those deductions as allowed by the Crown and that all other terms of the Farmout and Royalty Procedure shall apply in respect of the GOR.

10.       Drilling of Substitute Well

(a)   If in the drilling of the Test Well, Farmee encounters operating difficulties (which shall not include lack of finances) or impenetrable formations that in Farmee's reasonable opinion make further drilling of the Test Well inadvisable, Farmee shall promptly notify Farmor of the problems so encountered and Farmee's intention to abandon the well.

Within thirty (30) days of receipt by Farmor of notification that the Test Well has been abandoned, Farmee may, subject to surface access, rig availability and regulatory approval, spud a substitute well at a location of its choice on the Farmout Lands. The substitute well shall be deemed to be the Test Well and all provisions of this Agreement which apply to the Test Well shall apply, mutatis mutandis, with the same force and effect to the substitute well.

(b)   Notwithstanding anything to the contrary contained herein, in the event Farmee has drilled the Test Well to at least 3000 metres of measured depth and encounters operating difficulties as set out above, whether or not Farmee elects to spud a substitute well, Farmee shall be deemed to have earned the interest as provided in Clause 9 herein to the base of the deepest formation fully penetrated, logged and tested by the drilling of the Test Well. In such an instance, the parties agree that all grouping/validation rights shall be applied to the Block A and Block B Farmout Lands.

Within one hundred and eighty (180) days of receipt by Farmor of notification that the drilling of the Test Well has been discontinued pursuant to this Clause 10(b), Farmee may, subject to surface access, rig availability and regulatory approval, elect to spud an additional well ("Second Test Well") at a location of its choice on the Farmout Lands and all provisions of this Agreement which apply to the Test Well as to earning in the rights below the base of the deepest formation fully penetrated by the Test Well shall apply, mutatis mutandis, with the same force and effect to the Second Test Well. If Farmee does not elect to spud an additional well

S:\Land\Smoky\100401 Rio Alto Letter-2.doc

Renata Resources Inc.
October 4, 2001

within the time frame, Farmee shall relinquish any further right to earn additional interests pursuant to this agreement.

11.       Indemnification by Farmee

Farmee shall indemnify Farmor against all actions, claims, costs, and demands, loss, damages and expenses which may be brought against or suffered by Farmor or which it may sustain, pay or incur by reason of any matter or thing arising out of or in any way attributable to the operations carried on by Farmee, its servants, agents or employees pursuant to this Agreement, except any actions, suits, claims, costs and demands, loss, damages and expenses sustained, paid or incurred or as a result of any act or omission of Farmor, its servant or its employees.

12.       Participants

Farmor acknowledges and agrees that Farmee has the right to bring other participants and partners into this agreement and the parties hereto further acknowledge and agree that Farmee may assign a portion of its earnable interests herein to such participants, provided however that Farmor need only look to Farmee for performance during the interest earning phase of this agreement. Farmee may release information to the participants on a confidential basis.

13.       Limitations Act

The two-year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, S.A. 1996 c. L-15.1, as amended, for any claim (as defined in that Act) arising in connection with this Agreement is extended to:

(a)   for claims disclosed by an audit, two years after the time this Agreement permitted that audit to be performed; or

(b)   for all other claims, four years.

S:\Land\Smoky\100401 Rio Alto Letter-2.doc

Renata Resources Inc.
October 4, 2001

These are the basic terms under which Olympia would pursue the acquisition of an interest in the Farmout Lands. If the foregoing meets with your acceptance, please so indicate by signing in the space provided and returning an executed copy to the attention of the undersigned.   This offer is open for acceptance until 4:00 p.m. on October 12, 2001.

Yours truly,

OLYMPIA ENERGY INC.

"Andy Kirby"

AT. (Andy) Kirby
Land Manger

ATK/Imb

Accepted and Agreed to this   12th

day of   October , 2001

Rio Alto Exploration Ltd., as acting agent for RENATA RESOURCES INC.

Per: "Bruce Tumbach"

Title: Landman

S:\Land\Smoky\100401 Rio Alto Letter-2.doc

SCHEDULE "A" attached to and forming part of a Farmin Proposal dated October 10, 2001 among OLYMPIA ENERGY INC., as Farmee and RENATA RESOURCES INC., as Farmor

Alberta P&NG License #	Lands	Rights	Working Interest
BLOCK A FARMOUT LANDS 5497110012	Twp 59 Rge 2 W6M Sections 2, 3, 10, 11, 14 & 15	All P&NG Rights Below Base Cardium	Renata - 35% AEC - 65%
BLOCK B FARMOUT LANDS Ptn. 5498010029	Twp 59 Rge 2 W6M Sections 4, 5, 8, 9, 16 & 17	All P&NG Rights Below base Cardium to base Winterburn	Renata - 35% AEC - 65%
BLOCK C LANDS Ptn. 5498010030	Twp 59 Rge 2 W6M Sections 4, 5, 8, 9, 16 & 17	All P&NG Rights below base Winterburn	Birchill - 50% Rosetta - 50%

SCHEDULE "B" attached to and forming part of a Farmin Proposal dated October 10, 2001 among OLYMPIA ENERGY INC., as Farmee and RENATA RESOURCES INC., as Farmor

Farmout and Royalty Procedure Elections and Amendments

1.       Effective Date (Subclause 1.01 (f):     October 10, 2001

2.        Payout (Subclause 1.01 )(t):                Alternate     N/A

3.        Incorporation of Clauses from 1990 CAPL Operating Procedure (Clause 1.02):
i.           Insurance (311):         Alternate A ___     Alternate B     X

4.        Article 4.00 (Option Wells) will __/ will not __X__ apply:

5.        Article 5.00 (Overriding Royalty) will     X   / will not __ apply:

6.        Quantification of Overriding Royalty (Subclause 5.01A):

i.          Crude Oil (a)  Alternate 1        10%
ii.          Other (b)        Alternate 1        10%

7.        Permitted Deductions (Subclause 5.04B, if applicable):       Alternate 1

8.        Article 6.00 (Conversion to Overriding Royalty will __/ will     X     not apply:

9.        Article 8.00 (Area of Mutual Interest) will __/ will     X     not apply:

10.      Reimbursement of Land Maintenance Cost (Clause 11.02) will __/ will not     X   apply:

OLYMPIA
ENERGY INC.

FAXED

October 22, 2001

Birchill Resources Limited 1200, 510-5th Street S.W. Calgary, Alberta T2P 3S2 Attention: Mr. James A. Carriere	Norglen Energy Corporation 30, 633 - 6th Ave. SW Calgary, Alberta T2P 2Y5 Attention: Mr. Gary Kirkpatrick

Dear Sirs:

RE:      Pooling and Participation Agreement (the "Agreement")
            Twp. 59 Rge 2 W6M
            Smoky Area, Alberta____

Further to our numerous discussions, Olympia Energy Inc. ("Olympia") has reached the following agreement with Birchill Resources Ltd. ("Birchill") and Norglen Energy Corporation ("Norglen"), successor in interest to Rosetta Exploration Inc.

1.         Pooling

Olympia has obtained the agreement of both AEC Oil & Gas ("AEC") and Rio Alto Exploration Ltd. ("RAX") for the pooling of their working interests in the P&NG rights below the base of the Cardium formation underlying the Block A and Block B Lands with the P&NG rights owned by Birchill and Norglen underlying the Block C Lands, all as detailed in Schedule "A" attached hereto. The resultant working interests of all working interest owners in the Pooled Lands (12 Sections, all P&NG rights below base of Cardium formation) shall be:

AEC	48.75%
RAX	26.25%
Birchill	12.50%
Norglen	12.50%

P 0 BOX 20059. CALGARY PLACE POSTAL OUTLET, CALGARY, ALBERTA T2P 4J2
2100, 500 - 4TH AVENUE S.W., CALGARY, ALBERTA T2P 2V6 TEL. (403) 265-2723 FAX (403) 265-2726

Birchill Resources Limited
Norglen Energy Corporation
October 22, 2001

2.         Pool & Participate in Test Well

By their execution hereof, Birchiil and Norglen agree to the pooling described in Clause 1 herein and each agrees to participate as to its undivided 12.5% Pooled Working Interest in the Test Well, as further described in Clause 4 herein.

Pursuant to Agreements dated October 4, 2001 between Olympia and AEC and October 10, 2001 between Olympia and RAX, Olympia shall be responsible for its Pooled Working Interest share of the costs associated with the Test Well attributed to AEC and RAX. (75%)

In the event that the spudding of the Test Well is delayed such that the Block A Lands expire by their own terms, then the pooling effected in Clause 1 shall be dissolved and, subject to the Agreement of AEC & RAX, shall be replaced by a pooling among the mineral interests owners of the Block B and Block C Lands such that the Pooled Working Interests shall then be:

AEC	32.5%
RAX	17.5%,
Birch	25.0%,
Norglen	25.0%,

and the Block A Lands shall become subject to the terms of Clause 6 herein (Area Of Mutual Interest.)

3.         Title

Birchill and Norglen (collectively "Participant") do not warrant title to the Block C Lands or agree to convey for the pooling described in Clause 1 any better title thereto than Participant has as of the date hereof. Participant covenants only that it has complied with the terms of the Title Documents related to the Block C Lands to the extent necessary to keep them in full force and effect and has not, on or before the date of execution and delivery of this Agreement, received any notice of offset or default for the Block C Lands which has not been remedied. Participant also covenants that the Block C Lands are unencumbered, except for the lessor royalty and the encumbrance as set forth in Schedule "A" and that Participant shall continue to be responsible for the encumbrances on the Block C Lands, notwithstanding the pooling described in Clause 1.

4.         Test Well

Olympia on behalf of itself and Participant, shall spud the Test Well on or before November 13, 2001 (expiry date of Alberta P&NG Licence comprising the Block A Lands), subject to surface access, rig availability and regulatory approval, at a location of its choice on nine (9) contiguous sections pre-selected from the Pooled Lands (9-9-59-2W6M) and drill such well to a depth sufficient to evaluate the Leduc formation or to a

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Birchill Resources Limited
Norglen Energy Corporation
October 22, 2001

total depth of four thousand eight hundred (4800) metres subsurface, whichever first occurs (estimated D&A costs $10.5MM).

Cost of the Test Well shall be borne as to:

Olympia	75.0%
Birchill	12.5%
Norglen	12.5%

The relationship between Olympia and Participant in the Test Well operations shall be governed by the 1990 CAPL Operating Procedure and 1988 PASC Accounting Procedure (revised February 1991) with rates and elections as specified in Schedule "B" attached hereto with Olympia being appointed as Operator thereunder and Olympia hereby accepting such appointment.

5.        Grouping and Validation of P&NG Licenses

Olympia shall, prior to spudding the Test Well, make application pursuant to Clause 10 of the Petroleum and Natural Gas Tenure Regulation to have the Test Well declared a "grouping well" for the validation of the P&NG Licences comprising the Block A & Block B and the Block C Lands.

6.         Area of Mutual Interest

a)     The Parties hereby agree to establish an Area of Mutual Interest to include all P&NG rights, 50% or more of which falls within one (1) mile of the Pooled Lands, and which, for certainty, shall include the Pooled Lands in the event that all, or a portion thereof, expires and is returned to the Crown for disposition at a future Crown Sale.

b)     The provisions of this Clause 6 shall be binding upon the Parties for the period commencing on the date hereof and ending on the expiration of one (1) year therefrom (such period hereinafter called the "AMI Term").

c)      The Parties shall have the right to participate in the acquisition of New Lands as to the interest which each bears in relation to the Test Well operations.

d)      If any New Lands become available for acquisition at a Crown Sale and one of the Parties desires to acquire an interest therein, the Parties shall endeavour to consult prior to the sale date for the purpose of submitting a bid therefore, and shall attempt to agree upon a bid price for such lands at least forty-eight (48) hours prior to the sale. If after consultation between

S:\Christine\102201 Birchill-Norglen Letter.doc

Birchill Resources Limited
Norglen Energy Corporation
October 22, 2001

the Parties, an agreement is reached as to the bid price, Olympia shall submit the bid on behalf of all Parties and if acquired, such New Lands shall be owned by the Parties in accordance with the interests set out in Clause 6c) herein.

e)      If, after consultation in the manner hereinbefore provided, the Parties are unable to agree upon a bid price, each Party shall be free to bid for its sole account and, if acquired, such New Lands shall be owned by the acquiring Party free and clear of any obligation to the other Party. Notwithstanding the foregoing provisions of this sub-clause 6 e), if such New Lands are purchased by the acquiring Party for a price which differs by more than five percent (5%) from the price such Party last represented to the other Party it was prepared to pay, the acquiring Party shall, within seven (7) days of acquisition, notify the other Party in writing setting forth the consideration paid. The non-acquiring Party shall have the right for a period of fifteen (15) days from receipt of such notification to elect in writing to acquire its working interest in such New Lands by paying to the acquiring Party, within the said fifteen (15) day period, its working interest share, as set out in Clause 6 c) hereof, of such acquisition costs.

f)      If the Parties do not consult or fail to disclose to each other the price they are prepared to pay for the acquisition of New Lands at a Crown Sale and a Party acquires New Lands, then the acquiring Party shall, within seven (7) days of acquisition, notify the other Party in writing setting forth the consideration paid and all other pertinent terms applicable thereto. A non-acquiring Party shall have the right for a period of fifteen (15) days from receipt of such notification to elect in writing to acquire its working interest in such New Lands by paying to the acquiring Party within the said fifteen (15) day period its working interest share, as set out in Clause 6 c) hereof, of such acquisition costs.

g)     If a Party acquires any New Lands which become available for acquisition other than by Crown Sales including, but not limited to, purchase, option, farmin or otherwise during the AMI Term the acquiring Party, upon reaching agreement, shall forthwith give written notice to the non-acquiring Party setting forth the consideration paid or other terms and conditions under which such Party is entitled to acquire such New Lands. A non-acquiring Party shall have the right for a period of fifteen (15) days from receipt of the notice to elect in writing to acquire by paying to the acquiring Party or assuming its proportionate share of all costs and obligations in such agreement. If this right is exercised, the acquiring Party shall exercise reasonable diligence in having the Parties electing to so acquire novated into any third party agreement and until such time as such Parties are fully recognized, the acquiring Party shall hold, in proportion to each Party's respective working interest share, the interest so acquired. The acquiring Party shall, until such other Parties are novated in such said third party agreement, consult with and obtain approval from such other participating

S:\Christine\102201 Birchill-Norglen Letter.doc

Birchill Resources Limited
Norglen Energy Corporation
October 22, 2001

Parties prior to conducting operations or giving any written notice under such third party agreement.

h)     In the event that less than all Parties elect to participate in any acquisition pursuant to this Clause 6, the Parties that do elect shall be entitled to do so in the proportions that their AMI Interests bear to one another.

i)       Failure to make payment as set out in this Clause 6 shall void an electing Party's notice of election or intent to acquire.

7.        Participants

The parties hereto acknowledge and agree that each has the right to bring other participants and partners into this agreement and the parties hereto further acknowledge and agree that each may assign a portion of its interests herein to such participants, provided however that the provisions of Article XVIII (Confidential Information) and Article XXIV (Disposition of Interests - Clause 2401 "A") of the Operating Procedure shall apply.

8.        Limitations Act

The two-year period for seeking a remedial order under section 3(1)(a) of the Limiations Ace, S.A. 1996 c. L-15.1, as amended, for any claim (as defined in that Act) arising in connection with this Agreement is extended to four years.

9.

Subject to the terms hereof, this Agreement shall enure to the benefit of and be binding upon the parties hereto, their successors and assigns.

10.

This Agreement supersedes all other Agreements, documents, writings and other verbal or written understandings among the parties hereto relative to the Pooled Lands, except for reference to seismic ownership and confidentiality in Clause 1 of the Seismic Option and Farmin Agreement dated April 6, 2001 between Olympia, Birchill and Rosetta (predecessor in interest to Norglen.)

If the foregoing accurately describes the Agreement which Olympia, Birchill and Norglen have reached in this matter, please so indicate by signing in the space provided and returning one executed copy to the attention of the undersigned. This Agreement may be executed in counterpart with the same effect as if each signature had appeared on the same execution page.

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Birchill Resources Limited
Norglen Energy Corporation
October 22, 2001

Please feel free to call me at 260-5257 (direct line) regarding any comments or questions which may arise in this regard.

Yours truly,

OLYMPIA ENERGY INC.

"Andy Kirby"

AT. (Andy) Kirby
Land Manger

ATK/Imb

Accepted and Agreed to
this  5th day of   October , 2001

BIRCHILL RESOURCES LIMITED

Per:	"Cheré Reilly"	"Leonard D. Arcovio"	"James A. Carriere"
Title:	Landman	Vice President, Finance

Accepted and Agreed
this   24th day  of October, 2001.

NORGLEN ENERGY CORPORATION

 Per:    "Gary Kirkpatrick"

Title:    President

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SCHEDULE "A" attached to and forming part of a Pooling and Participation Agreement dated October 22, 2001 among OLYMPIA ENERGY INC., BIRCHILL RESOURCES LIMITED and NORGLEN ENERGY CORPORATION.

Alberta P&NG License #	Lands	Rights	AEC Working Interest
BLOCK A LANDS 5497110012	Twp 59 Rge 2 W6M Sections 2, 3, 10, 11, 14&15	All P&NG Rights Below base Cardium	Rio Alto - 35% AEC - 65%
BLOCK B LANDS Ptn. 5498010029	Twp 59 Rge 2 W6M Sections 4, 5, 8, 9, 16 &17	All P&NG Rights Below base Cardium to base Winterburn	Rio Alto - 35% AEC - 65%
BLOCK C LANDS Ptn. 5498010030	Twp 59 Rge 2 W6M Sections 4, 5, 8, 9, 16 &17	All P&NG Rights below base Winterburn	Birchill - 50%* Norglen - 50%*
*encumbrances	2% overriding royalty payable to Dinard Resources. 1% overriding royalty payably to Martex Ltd. et al.

Birchill Resources Limited
Norglen Energy Corporation
October 22, 2001

SCHEDULE "B" attached to and forming part of a Pooling and Participation Agreement dated October 22, 2001 between Olympia Energy Inc., Birchill Resources Limited and Norglen Energy Corporation.

C.A.P.L. - 1990 OPERATING PROCEDURE

1.   Article II, Clause 201:            Operator: Olympia Energy Inc.

2.   Article III, Paragraph 311:        Insurance - Alternate B

3.   Article VI, Clause 604:            Alternate A

4.   Article IX, Clause 903:            Casing Point Election - Alternate A

5.   Article X, Clause 1007(a)(iv):     Independent Operations Penalty
                                          (a)  Development Wells 400%
                                          (b)  Exploratory Wells 500%

6.    Article X, Clause 1010(a)(iv):    Title Preserving Well -365 Days

7.    Article XXII. Clause 2201:

 Norglen Energy Corporation
 830, 633 - 6 Ave. SW
 Calgary, Alberta T2P 2Y5

 Attention: Land Manager
 Facsimile: (403) 269-7935

 Olympia Energy Inc.
 2100. 500-4th  Ave. SW.
 Calgary, Alberta T2P 2V6

 Attention: Land Manager
 Facsimile: (403) 265-2726

 Birchill Resources Limited
 1200, 510-5th St. SW.
 Calgary, Alberta T2P 3S2

 Attention: Land Manager
 Facsimile: (403) 261-2034

7.   Article XXIV, Clause 2401:   Disposition of Interests-Alternate A

8.   Article XXIV. Clause 2404:   Recognition Upon Assignment - Deleted
                                  Replaced with Assignment Procedure

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Birchill Resources Limited
Norglen Energy Corporation
October 22, 2001

PASC- 1988 ACCOUNTING PROCEDURE (Revised February 1991 Version)

1.    Clause 101 (a):                    Exhibit "I"

2.    Operating Advances (Clause 105):  10%

3.    Approvals (Clause 110):           2 or more parties totalling 60.0%

4.    (a)   Clause 202(b)(l) shall ___ shall not _X_
      (b)   Clause 202(b)(2) shall ___ shall not _X_

5.   Employee Benefits - Non-compulsory (Clause 203(b)): 25%

6.   Warehouse Handling (Clause 217):
7.   Overhead (Clause 302)

     (a)    For each Exploration Project:
            1)   5% of the first $50,000.00 of Cost plus
            2)   3% of the next $100,000.00 of Cost plus
            3)   1% of Cost exceeding the sum of (1) and (2)

     (b)    For each Drilling Well:
            1)   3% of the first S50.000.00 of Cost plus
            2)   2% of the next SI 00,000.00 of Cost plus
            3)   1% of Cost exceeding the sum of (1) and (2)

     (c)    For each Construction Project:
            1)   5% of the first $50,000.00 of Cost plus
            2)   3% of the next $100,00.00 of Cost plus
            3)   1% of Cost exceeding the sum of (1) and (2)

     (d)    For operation and Maintenance:
            1)   $250.00 per producing well/month

      Rates for subclause d(2) and d(3):  will___   will not_X_

10.   Pricing of Joint Materials, etc. (Article IV): $25,000.00

11.   Periodic Inventory: Clause 501: 5 year.

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